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                                                                     EXHIBIT 3.7

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 08/29/2000
001438985 - 3281425

                             CERTIFICATE O FORMATION
                                       OF
                                 BFS TEXAS, LLC

      This Certificate of Formation of BFS Texas, LLC (the "Company"), dated as of the 29th day of August, 2000, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).

      1. The name of the limited liability company formed hereby is BFS Texas, LLC.

      2. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801.

      3. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                        By: /s/ Edward K. Clark
                                            ----------------------------------
                                             Edward K. Clark, Authorized Person